Exhibit 99.1

Stifel Reports Second Quarter 2023 Results

ST. LOUIS, MO, July 26, 2023 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.1 billion for the three months ended June 30, 2023, compared with $1.1 billion a year ago. Net income available to common shareholders was $125.0 million, or $1.10 per diluted common share, compared with $151.5 million, or $1.29 per diluted common share for the second quarter of 2022. Non-GAAP net income available to common shareholders was $136.3 million, or $1.20 per diluted common share for the second quarter of 2023.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Our results in the quarter reflect the benefits of Stifel’s diverse business model. We were able to leverage another record quarter in our Global Wealth Management segment to partially offset the continued market challenges faced by our Institutional Group. Although the outlook remains uncertain, we are beginning to see signs of improvement as our equity capital markets revenue improved both sequentially and year-on-year and we anticipate a pickup in advisory revenue in the second half of the year. As markets normalize, I expect that Stifel will capitalize on its increased scale and continue the firm’s long history of profitable growth.”

Highlights

•	The Company reported net revenues of $1.1 billion as our business navigated an environment that remains challenging.

•	Non-GAAP net income available to common shareholders of $1.20.

•	Net interest income up $96.3 million, or 49%, over the year-ago quarter.

•	Recruited 46 financial advisors during the quarter, including 21 experienced employee advisors and 7 experienced independent advisors.

•	Bank loans up $1.3 billion, or 7%, from the prior year.

•	Non-GAAP pre-tax margin of 19% as the Company maintained its focus on expense discipline, while continuing to invest in the business. In addition, the Company gained operating leverage as a result of the composition of revenues compared to the prior year.

•	Annualized return on tangible common equity (ROTCE) (5) of 17% in a volatile and uncertain market environment.

•	Tangible book value per common share (7) of $30.64, up 6% from prior year.

Financial Summary (Unaudited)
(000s)	2Q 2023	2Q 2022	6m 2023	6m 2022
GAAP Financial Highlights:
Net revenues	$1,050,721	$1,108,126	$2,157,514	$2,224,653
Net income (1)	$125,032	$151,495	$273,251	$315,724
Diluted EPS (1)	$1.10	$1.29	$2.38	$2.68
Comp. ratio	58.6%	58.9%	58.7%	59.6%
Non-comp. ratio	24.1%	21.4%	23.2%	20.4%
Pre-tax margin	17.3%	19.7%	18.1%	20.0%
Non-GAAP Financial Highlights:
Net revenues	$1,050,721	$1,108,127	$2,157,511	$2,224,714
Net income (1) (2)	$136,256	$163,853	$297,524	$339,440
Diluted EPS (1) (2)	$1.20	$1.40	$2.59	$2.88
Comp. ratio (2)	58.0%	58.1%	58.0%	58.8%
Non-comp. ratio (2)	23.3%	20.7%	22.4%	19.7%
Pre-tax margin (3)	18.7%	21.2%	19.6%	21.5%
ROCE (4)	11.6%	14.8%	12.8%	15.5%
ROTCE (5)	16.8%	21.6%	18.4%	22.7%
Global Wealth Management (assets and loans in millions)
Net revenues	$758,190	$697,980	$1,515,376	$1,379,705
Pre-tax net income	$299,904	$245,152	$616,013	$470,565
Total client assets	$417,669	$377,591
Fee-based client assets	$154,538	$141,223
Bank loans (6)	$20,562	$19,272
Institutional Group
Net revenues	$276,244	$411,364	$608,857	$842,727
Equity	$149,035	$241,063	$363,607	$492,327
Fixed Income	$127,209	$170,301	$245,250	$350,400
Pre-tax net income/ (loss)	($12,895)	$72,992	$20,825	$169,620

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $758.2 million for the three months ended June 30, 2023 compared with $698.0 million during the second quarter of 2022. Pre-tax net income was $299.9 million compared with $245.2 million in the second quarter of 2022.

Highlights

•	Recruited 46 financial advisors during the quarter, including 21 experienced employee advisors, and 7 experienced independent advisors, with total trailing 12 month production of $25 million.

•	Client assets of $417.7 billion, up 11% over the year-ago quarter.

•	Bank loans of $20.6 billion, up 7% over the year-ago quarter.

Net revenues increased 9% from a year ago:

•	Transactional revenues decreased 7% from the year-ago quarter reflecting a decrease in client activity.

•	Asset management revenues decreased 3% from the year-ago quarter primarily due to declines in the markets.

•	Net interest income increased 42% over the year-ago quarter driven by higher interest rates and loan growth.

Total Expenses:

•	Compensation expense as a percent of net revenues decreased to 46.7% primarily as a result of higher net interest income.

•	Provision for credit losses was primarily impacted by reserve reductions, partially offset by growth in the loan portfolio.

•	Non-compensation operating expenses as a percent of net revenues decreased to 13.7% primarily as a result of revenue growth, expense discipline, and a decrease in the provision for credit losses over the year-ago quarter.

Summary Results of Operations
(000s)	2Q 2023	2Q 2022
Net revenues	$758,190	$697,980
Transactional revenues	157,958	170,470
Asset management	320,238	331,243
Net interest income	277,345	195,828
Investment banking	4,065	5,056
Other income	(1,416)	(4,617)
Total expenses	$458,286	$452,828
Compensation expense	354,086	349,368
Provision for credit losses	7,824	12,785
Non-comp. opex	96,376	90,675
Pre-tax net income	$299,904	$245,152
Compensation ratio	46.7%	50.1%
Non-compensation ratio	13.7%	14.8%
Pre-tax margin	39.6%	35.1%

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Institutional Group

Institutional Group reported net revenues of $276.2 million for the three months ended June 30, 2023 compared with $411.4 million during the second quarter of 2022. Institutional Group reported pre-tax net loss of $12.9 million for the three months ended June 30, 2023 compared with pre-tax net income of $73.0 million in the second quarter of 2022.

Highlights

Investment banking revenues decreased 39% from a year ago:

•	Advisory revenues of $86.6 million decreased 57% from the year-ago quarter driven by lower levels of completed advisory transactions.

•	Equity capital raising revenues increased 16% over the year-ago quarter driven by higher volumes.

•	Fixed income capital raising revenues increased 11% over the year-ago quarter driven by an increase in our corporate debt issuance business.

Fixed income transactional revenues decreased 30% from a year ago:

•	Fixed income transactional revenues decreased from the year-ago quarter driven by declines across most products as a result of lower volumes and lower market volatility compared with elevated levels in the prior year period.

Equity transactional revenues remained relatively consistent with a year ago:

•	Equity transactional revenues declined slightly from the year-ago quarter driven by declines in equity markets and lower client activity, partially offset by lower trading losses.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 70.3% primarily as a result of lower net revenues.

•	Non-compensation operating expenses as a percent of net revenues increased to 34.4% as a result of lower net revenues, higher occupancy costs, and continued investments in technology, partially offset by lower professional fees and clearing expenses.

Summary Results of Operations
(000s)	2Q 2023	2Q 2022
Net revenues	$276,244	$411,364
Investment banking	161,481	266,019
Advisory	86,595	199,556
Equity capital raising	30,109	25,993
Fixed income capital raising	44,777	40,470
Fixed income transactional	67,508	96,200
Equity transactional	45,592	45,614
Other	1,663	3,531
Total expenses	$289,139	$338,372
Compensation expense	194,158	244,711
Non-comp. opex.	94,981	93,661
Pre-tax net income/(loss)	($12,895)	$72,992
Compensation ratio	70.3%	59.5%
Non-compensation ratio	34.4%	22.8%
Pre-tax margin	(4.7%)	17.7%

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Other Matters

Highlights

•	Total assets increased $821.8 million, or 2%, over the year-ago quarter.

•	The Company repurchased $86.8 million of its outstanding common stock during the second quarter.

•	Weighted average diluted shares outstanding decreased as a result of the Company’s lower share price and increase in share repurchases over the comparable period.

•	The Board of Directors declared a $0.36 quarterly dividend per share payable on June 15, 2023 to common shareholders of record on June 1, 2023.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on June 15, 2023 to shareholders of record on June 1, 2023.

	2Q 2023	2Q 2022
Common stock repurchases
Repurchases (000s)	$86,821	$30,666
Number of shares (000s)	1,492	505
Average price	$58.21	$60.68
Period end shares (000s)	104,889	106,166
Weighted average diluted shares outstanding (000s)	113,864	117,400
Effective tax rate	25.9%	26.4%
Stifel Financial Corp. (8)
Tier 1 common capital ratio	14.3%	14.8%
Tier 1 risk based capital ratio	17.3%	18.0%
Tier 1 leverage capital ratio	11.1%	11.2%
Tier 1 capital (MM)	$3,999	$3,837
Risk weighted assets (MM)	$23,165	$21,281
Average assets (MM)	$36,041	$34,330
Quarter end assets (MM)	$37,298	$36,476
Agency	Rating	Outlook
Fitch Ratings	BBB+	Stable
S&P Global Ratings	BBB-	Positive

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Conference Call Information

Stifel Financial Corp. will host its second quarter 2023 financial results conference call on Wednesday, July 26, 2023, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 4717221. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended
(000s, except per share amounts)	6/30/2023	6/30/2022	% Change	3/31/2023	% Change	6/30/2023	6/30/2022	% Change
Revenues:
Commissions	$165,358	$186,681	(11.4)	$169,550	(2.5)	$334,908	$382,590	(12.5)
Principal transactions	105,700	125,603	(15.8)	115,522	(8.5)	221,222	284,873	(22.3)
Investment banking	166,825	271,075	(38.5)	211,879	(21.3)	378,704	525,921	(28.0)
Asset management	320,264	331,264	(3.3)	315,569	1.5	635,833	672,900	(5.5)
Other income	894	(1,917)	146.6	(2,293)	139.0	(1,399)	6,971	(120.1)
Operating revenues	759,041	912,706	(16.8)	810,227	(6.3)	1,569,268	1,873,255	(16.2)
Interest revenue	482,770	212,754	126.9	451,564	6.9	934,334	378,189	147.1
Total revenues	1,241,811	1,125,460	10.3	1,261,791	(1.6)	2,503,602	2,251,444	11.2
Interest expense	191,090	17,334	nm	154,998	23.3	346,088	26,791	nm
Net revenues	1,050,721	1,108,126	(5.2)	1,106,793	(5.1)	2,157,514	2,224,653	(3.0)
Non-interest expenses:
Compensation and benefits	615,667	652,709	(5.7)	651,190	(5.5)	1,266,857	1,326,400	(4.5)
Non-compensation operating expenses	253,669	236,876	7.1	245,720	3.2	499,389	452,603	10.3
Total non-interest expenses	869,336	889,585	(2.3)	896,910	(3.1)	1,766,246	1,779,003	(0.7)
Income before income taxes	181,385	218,541	(17.0)	209,883	(13.6)	391,268	445,650	(12.2)
Provision for income taxes	47,033	57,725	(18.5)	52,344	(10.1)	99,377	111,285	(10.7)
Net income	134,352	160,816	(16.5)	157,539	(14.7)	291,891	334,365	(12.7)
Preferred dividends	9,320	9,321	(0.0)	9,320	0.0	18,640	18,641	(0.0)
Net income available to common shareholders	$125,032	$151,495	(17.5)	$148,219	(15.6)	$273,251	$315,724	(13.5)
Earnings per common share:
Basic	$1.16	$1.39	(16.5)	$1.36	(14.7)	$2.52	$2.89	(12.8)
Diluted	$1.10	$1.29	(14.7)	$1.28	(14.1)	$2.38	$2.68	(11.2)
Cash dividends declared per common share	$0.36	$0.30	20.0	$0.36	0.0	$0.72	$0.60	20.0
Weighted average number of common shares outstanding:
Basic	107,944	109,083	(1.0)	108,754	(0.7)	108,360	109,144	(0.7)
Diluted	113,864	117,400	(3.0)	115,390	(1.3)	114,658	117,838	(2.7)

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Non-GAAP Financial Measures (9)

	Three Months Ended		Six Months Ended
(000s, except per share amounts)	6/30/2023	6/30/2022	6/30/2023	6/30/2022
GAAP net income	$134,352	$160,816	$291,891	$334,365
Preferred dividend	9,320	9,321	18,640	18,641
Net income available to common shareholders	125,032	151,495	273,251	315,724

Non-GAAP adjustments:
Merger-related (10)	15,144	16,791	32,530	31,644
Provision for income taxes (11)	(3,920)	(4,433)	(8,257)	(7,928)
Total non-GAAP adjustments	11,224	12,358	24,273	23,716
Non-GAAP net income available to common shareholders	$136,256	$163,853	$297,524	$339,440
Weighted average diluted shares outstanding	113,864	117,400	114,658	117,838

GAAP earnings per diluted common share	$1.18	$1.37	$2.55	$2.84
Non-GAAP adjustments	0.10	0.11	0.21	0.20
Non-GAAP earnings per diluted common share	$1.28	$1.48	$2.76	$3.04
GAAP earnings per diluted common share available to common shareholders	$1.10	$1.29	$2.38	$2.68
Non-GAAP adjustments	0.10	0.11	0.21	0.20
Non-GAAP earnings per diluted common share available to common shareholders	$1.20	$1.40	$2.59	$2.88

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Six Months Ended
(000s)	6/30/2023	6/30/2022	6/30/2023	6/30/2022
GAAP compensation and benefits	$615,667	$652,709	$1,266,857	$1,326,400
As a percentage of net revenues	58.6%	58.9%	58.7%	59.6%
Non-GAAP adjustments:
Merger-related (10)	(6,523)	(9,174)	(15,776)	(18,485)
Non-GAAP compensation and benefits	$609,144	$643,535	$1,251,081	$1,307,915
As a percentage of non-GAAP net revenues	58.0%	58.1%	58.0%	58.8%

GAAP non-compensation expenses	$253,669	$236,876	$499,389	$452,603
As a percentage of net revenues	24.1%	21.4%	23.2%	20.4%
Non-GAAP adjustments:
Merger-related (10)	(8,621)	(7,616)	(16,757)	(13,098)
Non-GAAP non-compensation expenses	$245,048	$229,260	$482,632	$439,505
As a percentage of non-GAAP net revenues	23.3%	20.7%	22.4%	19.7%
Total merger-related expenses	$15,144	$16,791	$32,530	$31,644

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $64.6 million and $57.4 million as of June 30, 2023 and 2022, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release, July 26, 2023.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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